Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment #3 to the Registration Statement on Form S-1 of our report dated February 21, 2010 relating to the consolidated financial statements and financial statement schedule of Meru Networks, Inc. and its subsidiaries appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/    Burr Pilger Mayer, Inc.

San Jose, California

March 9, 2010